                                                                    Exhibit 2.20

                                           [script:] 20 (Second)

In Madrid, on September 13, 1999

                               AGREEMENT BETWEEN,

AS ONE PARTY:

      TELEFONICA INTERACTIVA, S.A. (hereinafter referred to as "T.I."), an entity with registered office in Madrid at Calle Gran Via 28, with Taxpayer's Identification No. A-82/196080, represented herein BY Mr. Juan Perea Saenz de Buruaga, who, for the purposes hereof, is exercising the powers conferred to him before Mr. Jose Antonio Escartin Ipiens, notary of Madrid, on December 14, 1998, as number 5,399 in his official file;

AS ANOTHER PARTY:

      INFOSEARCH HOLDINGS (hereinafter referred to as "INFOSEARCH"), an entity with Luxembourg nationality and registered office in Luxembourg at Aldringen 23, represented herein by Mr. Jose Valles Rovira, who, for the purposes hereof, is exercising the powers conferred to him by the Board of Directors of the company;

AND, AS ANOTHER PARTY:

      TELEFONICA, SA. (hereinafter referred to as "TELEFONICA"), an entity with registered office in Madrid at Calle Gran Via 28, with Taxpayer's Identification No. A-28/O15.865, represented herein by Mr. Jose Maria Mas Millet, who, for the purposes hereof, is exercising the powers conferred to him before Mr. Agustin Sanchez Jara, notary of Madrid, on July 16, 1997, as number 4,439 in his official file.

      The three parties in agreement, represented herein as set forth, reciprocally acknowledge the legal capacity necessary for signing the present document and bind themselves hereto and, for such purpose, they set forth the following

                                    PREMISES:

I. That, on April 15, 1999, T.I. acquired from INFOSEARCH the entirety of the company shares representing the capital stock of the entity ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L. (hereinafter referred to as "OLE"), by virtue of which, at present, T.I. is the sole holder of the mentioned shares in OLE.

II. That, on the same date of April 15, 1999, T.I. and INFOSEARCH also signed an agreement by means of which they govern various aspects relating to the progress of OLE, the composition of its management body, increases in capital, the reacquisition of shares by INFOSEARCH, the listing of OLE on the securities exchange, as well as other considerations. The mentioned agreement of April 15, 1999 is incorporated as an exhibit hereto.

III. That, since that date of April 15, 1999, and up to today, TELEFONICA, the sole shareholder of T.I., in view of the evolution of the markets, the development of the businesses relating to the internet and other aspects, has decided to channel its interests relating to the internet through T.I.

[3 sets of script initials]

IV. That, as of today's date, the capital stock of T.I. is 389,999,170 Euros represented by 194,995,585 shares with a par value of 2 Euros each, which are common shares and are of the same class, with all of them owned by TELEFONICA.

V. That TELEFONICA is interested in the placement of T.I. on the financial markets, for which purpose it has decided to initiate a public placement of the shares of T.I. by means of a public offering and intends that all of this take place prior to this coming December 31, 1999.

VI. That, taking into consideration all of the above, the parties have reached an agreement to replace the entirety of the content relating to obligations adopted in the contract dated April 15, 1999 with that set forth in the present contract, with the understanding that the rights and obligations established therein are equivalent in economic and legal terms to those initially agreed to in the mentioned contract.

VII. That, as a result of all of the above, the three entities in agreement herein, by virtue of their respective interests, have agreed to establish a new contractual framework to govern their relations and, for such purposes, they

                                    STIPULATE

One. TELEFONICA undertakes to enable INFOSEARCH to acquire shares representing the capital stock of T.I. which represent, by means of the increase in capital referred to in the following paragraph, 2.4649% of the new capital stock of T.I. (hereinafter referred to as the Shares) at a total price, with the issue premium, if any, included, of TWENTY-ONE MILLION FIVE HUNDRED AND FORTY THOUSAND UNITED STATES DOLLARS (US $21,540,000), which shall be converted into Spanish pesetas according to the official rate of exchange for the dollar on the date of the signing of the present contract.

          This acquisition is to be effected by means of the subscription of 4,928,000 common shares, fully paid-in and with all of the organizational and economic rights which may pertain to them, by INFOSEARCH in an increase in capital to take place at T.I. within a period of time which shall not exceed 45 days from the date of the signing of this agreement.

          The amount of the capital increase referred to above shall be delivered by means of a check or checks, not transferable by endorsement, or a bank transfer or transfers for the total amount within a period of five days from the adoption of the resolution to increase the capital.
Two. On its part, INFOSEARCH undertakes to subscribe the shares of T.I. referred to in Article One, and at the price indicated.
Three. The percentage of the shares, of the total capital stock of T.I., acquired by INFOSEARCH in accordance with Article One, is to be reduced as a result of the capital increases established below, in which INFOSEARCH shall not participate, to an equity holding of 1.76% of the total capital stock which T.I. finally has by means of the public placement of its shares, then represented by a total of 280,000,000 shares and thus with 4,928,000 shares pertaining to INFOSEARCH.

[three sets of script initials]
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          If the number of shares represented by the capital stock of T.I., once the public offering is carried out, is different from the envisioned 280,000,000 shares, the parties shall proceed to carry out the corresponding, proportional adjustment by the number of shares owned by INFOSEARCH so that the equity holding of INFOSEARCH in the final capital of T.I. shall be 1.76% thereof, and this without any cost whatsoever to INFOSEARCH.

          The capital increases which T.I. undertakes to carry out, effected in relation to implementing a placement of T.I. on the securities exchange, are the following:

          - That pertaining to the options plan in favor of executives of T.I., provided for at 5% of the capital, after the increase.

          -  That pertaining to the public offering.

          INFOSEARCH waives such preemptive right in the mentioned capital increases as it may be conferred by virtue of its status as a shareholder of T.I.

          In addition, and in order to facilitate the adoption of the company resolutions necessary or convenient for proceeding to formulate the public offering of shares of T.I. and the mentioned capital increases, INFOSEARCH, in its capacity as shareholder of T.I., undertakes to attend the General Meetings Of Shareholders which may be held for such purposes and to vote in favor of the proposals for resolution submitted for consideration provided that it does not contravene that established in this contract and does not prejudice its own interests.

          In the event that the businesses of Chile, Peru and Mexico do not proceed to be included, T.I. must pay to INFOSEARCH the amount of ONE MILLION FIVE HUNDRED AND FORTY THOUSAND UNITED STATES DOLLARS (US $1,540,000) pertaining to the advance made by INFOSEARCH for the mentioned item.

Four. Upon carrying out the acquisition described in Article One and the placement of T.I. on the financial markets, it shall be deemed that the contract dated April 15, 1999 has been fully performed.

          In the event that, upon reaching December 31, 1999, there has been no placement of T.I. on the financial markets, both of the parties shall have a term of two months, that is, up to March 1, 2000, in order to demand that the other party transfer the shares acquired by INFOSEARCH at the same price as that paid by the latter.

          In the former eventuality, the contract dated April 15, 1999 shall automatically resume full and total effectiveness with no need for any additional act by the parties, with INFOSEARCH thereby again acquiring the rights in its favor as recognized in the mentioned contract.

[three sets of script initials]
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Five.     INFOSEARCH undertakes, with respect to TELEFONICA, once ownership of the Shares is acquired, not to transfer all or part of the said Shares to any person or entity without the prior, express consent of TELEFONICA; this is until such time as one year has elapsed from the placement of the shares of T.I. on the financial markets and with the exception of that provided for in the second paragraph of Article Seven, below.

Six. On its part, T.I. undertakes, with respect to INFOSEARCH, not to sell all or part of the equity holdings which it owns in the company ORDENAMIENTOS [sic] DE LINKS ESPECIALIZADOS, S.L. without the prior authorization of INFOSEARCH; this is until such time as the placement of the shares of T.I. on the financial markets takes place.

Seven. Finally, INFOSEARCH undertakes to assume all such obligations as, with respect to the transfer of shares or the offering thereof, may be established within the framework of the contracts for underwriting the public offering of shares of T.I., all of this provided that, upon the passage of a maximum period of one year since the placement of T.I. on the financial markets, INFOSEARCH may freely sell the entirety of its 4,928,000 shares subject to no condition whatsoever.

          Without prejudice to that set forth above, through the placement of T.I., INFOSEARCH at all times shall have the power to be able to transfer the number of shares necessary in order to be able to cover the payment obligations, to the pertinent credit institutions, deriving from the financing which the credit institutions may have been able to grant to INFOSEARCH for the acquisition of the shares and, as the case may be, for the purposes of that provided for in Articles Nine and Twelve.

Eight. Initially INFOSEARCH shall not have a right to hold any office on the board of directors of T.I., while, taking into account the value and know-how contributed by the partners in INFOSEARCH, the entry of a representative of INFOSEARCH onto the board of directors shall be considered upon the first renewal or expansion of the said board of directors.

Nine. Infosearch indemnifies and holds T.I. harmless against any possible legal or financial contingency which may derive from the equity holdings of OLE in ADQ ADVERTISING, S.L., with Infosearch assuming such costs as may derive from a negotiated settlement in order to reach a resolution of the present relations existing between OLE and ADQ or between any of them and Europa Press as a result of the agreements contained in the articles of incorporation of ADQ.

          In order that the mentioned costs may be as low as possible the parties shall agree to and shall establish, by mutual agreement, in advance, the strategy and actions to be undertaken within OLE and ADQ with respect to the agreements contained in the articles of incorporation of ADQ.

          Without prejudice to that indicated above INFOSEARCH reserves the right to eliminate such contingency, reaching such accord of cancellation with EUROPA PRESS, in particular, as it may deem most appropriate for its interests. In

[three sets of script initials]
          such event T.I. shall endeavor to provide to INFOSEARCH the financing necessary with the pledging of the shares referred to in Article One, with a maturity of 60 days from the admission of the shares of T.I. to listing on the securities exchanges.

Ten. The parties agree that the registered office of the company ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L. shall be kept in Barcelona.

Eleven. Given that the only partners in INFOSEARCH are the natural or artificial persons listed below, they may be subrogated to the position of the company INFOSEARCH by the proportional part indicated, in such case assuming all of the rights and obligations deriving from this contract and therefore obtaining the status of partners in T.I.; this is to be upon prior, written communication to the other contracting parties.

             Listing of persons and respective percentages:
             Mr. Thierry Kern (1.5%)
             Mr. Martin Velasco (19.7%)
             FUNDACION INFANTIA (19.7%)
             ODISEA HOLDING S.A. (or "PORTAL HOLDING S.A.") (companies in the process of formation) (59.1%)

Twelve. INFOSEARCH undertakes to assume the cost of incorporating into T.I. the clients of the present electronic mail service referred to as Ole Mail.

          The payment of the mentioned cost, which has been established at the amount of US $180,000, is to be made by means of a loan for the mentioned amount from T.I., which INFOSEARCH must repay within a term of one year from the exit of T.I. to the financial markets.

Thirteen. A violation of the covenants contained in the present Agreement, as well as a contravening of the acts or decisions adopted in the performance of the covenants, shall constitute a serious breach of the said Agreement and shall give rise to the pertinent compensation for damages.

Fourteen. For the resolution of any dispute which may arise among the parties in relation to the present contract and, in particular, as to its interpretation, validity, execution, performance or termination, the contracting parties submit themselves to the courts and tribunals of the city of Madrid thus waiving their own venue, if any.

Fifteen. The present document shall be reduced to a public document upon the request of any of the signatories set forth below made to the other contracting parties.

Sixteen. The content and the progress of the activities deriving from this Agreement shall be deemed to be within the strictest rules of confidentiality by both parties. In the event that it may be so agreed to among the parties, all publicity as to the content of this agreement or as to its subsequent progress shall be jointly made by both INFOSEARCH, T.I. and TELEFONICA.

In witness of agreement on the content of the present agreement, and desiring to bind themselves pursuant hereto, the participating parties, as respectively represented, sign the present document in triplicate with the same force and effect at the place and on the date mentioned above. s/

             s/For TELEFONICA S.A.                     For    TELEFONICA
INTERACTIVA              For INFOSEARCH                s/

RECORD OF RATIFICATION OF CONTRACT FOR THE PURCHASE AND SALE OF SHARES

Before me, Mr. Jesus Roa Martinez, Securities and Currency Exchange Agent, in public practice and service in the commercial region of MADRID, belonging to the Association of Brokers and Trade of Madrid,

                                    APPEARING

AS ONE PARTY: MR. JUAN PEREA SAENZ DE BURUAGA, in the name of and representing TELEFONICA INTERACTIVA, S.A., an entity domiciled in Madrid at Calle Gran Via 28 and with Taxpayer's Identification No. A/82196080. For the purposes hereof he is exercising the powers conferred to him by the principal company by means of the recorded document made before Mr. Jose Antonio Escartin Ipiens, notary of Madrid, on December 14, 1998, as number 5,399 in his official file;

AS THE OTHER PARTY: MR. JOSE VALLES ROVIRA, with Taxpayer's Identification No. 46.332.393-C, representing INFOSEARCH HOLDINGS, an entity with Luxembourg nationality domiciled at 23 Rue Aldrigen - 1118 Luxembourg. He is participating by virtue of a specific power of attorney for making this document, conferred by the Board of Directors of the company in a meeting held on April 14, 1999, with apostille at The Hague dated April 23, 1999 and numbered 7,566.

Both of the parties mutually acknowledge the legal capacity necessary, and for such purpose they

                                      AGREE

That, by means of the present document, the company agreement relating to the company ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., with Taxpayer's Identification B/61195830, signed on April 15, 1999 by TELEFONICA INTERACTIVA S.A. and INFOSEARCH HOLDINGS, S.A. be converted into a public document, along with Exhibit No. 1 ("agreements relating to the company OLE") signed on March 10, 1999 by the same parties.

This legal act amounts to the simple intent on the part of the participants to confirm the document at issue by ratification for the purposes of Article 1,259 of the Civil Code without assuming a novation or any modification whatsoever of that agreed to therein and without affecting its period of effectiveness and the terms of performance of the obligations contained therein, which shall continue to be governed by that stipulated in the original contract, a photocopy of which is attached as an exhibit.

      And I, the Securities and Currency Exchange Agent, upon making the appropriate legal admonitions, as well as those of a tax nature and as to that provided for Point No. 17 of Article 14 of the Amended Law on the Tax on Documented Legal Acts and Transfers of Assets, do sign and seal, in Madrid, on May 10, 1999.

TELEFONICA INTERACTIVA S.A.                INFOSEARCH HOLDINGS, S.A.
(By authority:)                            (By authority:)
s/                                         s/

[various sets of script initials]

                             With my participation:
                   The Securities and Currency Exchange Agent
                                       s/

[partially legible rubber-stamped seal, with coat of arms of Spain, of Martinez, Securities and Currency Exchange Agent, the Association of Commercial Brokers of Madrid]

In Madrid, on April 15 in the year nineteen hundred and ninety-nine.

                               AGREEMENT BETWEEN,

As one party, Mr. Juan Perea Saenz de Buruaga, in the name of and representing TELEFONICA INTERACTIVA, S.A. (hereinafter referred to as "T.I."), an entity domiciled in Madrid at Calle Gran Via 28, with Taxpayers Identification No. A-82/196080. For the purposes hereof he is exercising the powers conferred to him by the principal company by means of the recorded document made before Mr. Jose Antonio Escartin Ipiens, notary of Madrid, on the fourteenth day of December, 1998, as number 5,399 in his official file;

As the other party, Mr. Jose Valles Rovira, with National Taxpayer's Identification No. 46.332.393-C, who is acting in the name of and representing INFOSEARCH HOLDINGS (hereinafter referred to as INFOSEARCH), domiciled in Luxembourg. He has been specially empowered for the purposes hereof by virtue of the power of attorney conferred to such effect on March 10, 1999 in Geneva by the directors of INFOSEARCH, by means of a document the signatures of which have been legalized pursuant to notarial protocol.

The parties in agreement, represented herein as set forth, reciprocally acknowledge sufficient powers for the purposes hereof and they set forth the following

                                   PREMISES:

I. That, on March 10, 1999, the two parties to the present agreement signed an Agreement relating to the transfer from INFOSEARCH to T.I. of the entirety of the company shares representing the capital stock of the entity ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L. (hereinafter referred to as "OLE"). As Exhibit No. 1 to this contract, the mentioned Agreement is attached in order to avoid useless repetition.

II. That, on today's date, the two parties have signed a purchase and sale contract by means of which INFOSEARCH sells to T.I., which so purchases, the entirety of the equity interests mentioned in the previous premise.

III. That, in furtherance of the remaining stipulations contained in the mentioned Agreement of March 10, 1999, the parties

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/

                                   STIPULATE

One. T.I., in its capacity as owner of the entirety of the shares representing the capital stock of the company OLE, undertakes to carry out, within a term of one month commencing from the date of the signing of the present document, an increase in the capital stock of the company OLE by the amount of ONE BILLION (1,000,000,000) Spanish pesetas, which is to be fully subscribed and paid in by T.I. by means of the pecuniary contribution of the said amount.

In addition, T.I. undertakes to carry out, within a term of six months commencing from the date of the signing of the present document, a second increase in the capital stock, which is to be fully subscribed and paid in by T.I. by means of a non-pecuniary contribution of the value of 2.000 billion Spanish pesetas in assets, both tangible and intangible, which are to add value to the base business of the company OLE.

Two. INFOSEARCH (or a third party identified for such purpose by INFOSEARCH, provided that the controlling shareholders thereof are the same as those of INFOSEARCH) undertakes that, once the increases in capital stock referred to above are carried out, it shall purchase and T.I. shall sell company equity interests representing 8% of the capital stock of the company OLE for the price of FOUR HUNDRED MILLION (400,000,000) Spanish pesetas.

In the event that the said acquisition by the third party indicated above is carried out, the latter shall assume the entirety of the rights and obligations which this document allocates to INFOSEARCH, and under the same conditions.

Three. Upon formalizing the transfer referred to in Article Two, above, and upon payment of the price therefor in full, INFOSEARCH and T.I. undertake that their relations as partners in the company OLE shall adhere to that established in the following:

I.    Geographical Scope

      The company OLE shall extend its activity to the entirety of the territory of Spain, to Portugal and to such geographical areas of the Spanish-Portuguese market as may be of mutual interest.

      For such purpose the Partners shall draft a business development plan for the Spanish-Portuguese markets.

      In addition, the business area thereof shall be able to be extended to other geographical zones which may be of interest to the Partners.

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/

2.    Application of Funds and Development Plan

      The Partners undertake to make a development plan and do an analysis of the resources necessary for the execution of such plan as soon as possible.

3.    Composition of the Board of Directors

      Taking into account the value and know-how contributed by the INFOSEARCH Partners to the development of the business of OLE, the designation of the members of the Board of Directors of the Company shall not be carried out by means of the system of proportional representation established in the statutory law on companies in force. The Board of Directors shall be initially comprised of six directors, and it shall pertain to T.I. to designate four directors and to INFOSEARCH to designate two directors.

4.    Ordinary Management and Registered Office of the Company

      The Management of OLE shall continue to be performed by the present executive team, adding to such team those persons which T.I., by mutual agreement between the parties, may deem to be appropriate.

5.    Placement of the Company on the Securities Exchange

      5.1 The parties set forth their express intent to establish as the fundamental objective of their activity as OLE partners that of ensuring the listing of the shares of this company on the securities exchange at such time as the best price can be attained therefor, making their best efforts in order that this may be carried out prior to July in the year 2000.

            T.I. undertakes to request and obtain the listing of the shares of the company on the securities exchange by means of the issuance of a public offering for the sale of such holding in the equity of OLE as may constitute the legal minimum therefor, with INFOSEARCH undertaking to include in such public offering such equity interest as may proportionally pertain to it by reason of the percentage of the equity which it owns.

            This placement shall be carried out no later than July 31, 2001, unless the two parties agree on another date in writing.

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/

            INFOSEARCH shall have the right to increase the equity interest which it includes in the placement up to reaching 100% of its equity interest. In such case T.I. shall be able to opt between reducing the percentage of the holding which it includes in the placement to the same extent and having the mentioned placement increase accordingly.

            This undertaking on the part of T.I. is upon the condition that the securities market conditions are favorable for carrying out the mentioned placement. In the event of a disagreement between the two parties as to the market conditions, an investment bank of renown prestige shall be designated by mutual agreement and it shall decide as to the mentioned market conditions. The decision of such investment bank shall be binding upon the two parties.

            In the event that T.I. fails to comply with the commitment indicated above, INFOSEARCH shall have the right to purchase up to 51% of the capital of OLE with a valuation of such capital at 5.000 billion Spanish pesetas, plus the investments made commencing from today's date.

      5.2 As the majority shareholder in OLE, T.I. undertakes that the resources necessary for the normal progress of the activities of the Company up to the initial placement of the equity of OLE on the market shall derive from the Company itself or from outside indebtedness, including with a guaranty from T.I.

            In the event that, due to legal and/or strategic requirements, it becomes necessary to carry out any restructuring of the capital of the company which entails contributions of capital from the partners, T.I. grants to INFOSEARCH, if INFOSEARCH does not fully cover the contribution which may pertain to it by virtue of its equity interest, an option right to purchase the percentage of OLE shares necessary in order that the equity interest of INFOSEARCH may reach 8% of the total capital of the company.

            INFOSEARCH shall be able to exercise the purchase option granted herein at any time. If INFOSEARCH exercises the purchase option, whether in part or in full, T.I. undertakes to sell to it such shares as may pertain to the option thus exercised. The price of sale shall be the par value of the mentioned shares and the payment of the price shall be made within a term of sixty days commencing from the exercise of the mentioned option.

            The purchase option shall expire in three years commencing from the date of the initial admittance of the equity of OLE to listing.

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/

6.    Admission of New Partners

      The parties shall be able to consider the admission of new partners in OLE if the projection of the development plans thereof will be strategically strengthened by their presence. In those cases where this takes place the admission of other partners must always be availed of the mutual agreement of the present partners and, in any event, in adherence to the terms established in Clause 7, below.

7.    Preemptive Right Prior to the Placement on Securities Exchange

      In the event that INFOSEARCH or a company controlled by the shareholders thereof desires to transfer all or part of its equity interest in OLE to a company not controlled by the transferor T.I. shall be acknowledged to have a preemptive right on such equity interests in the OLE company as may be the subject matter of the transfer.

      The abovementioned preemptive right shall be exercised in accordance with the following terms and conditions:

      1. The right may be exercised by T.I. within 60 days subsequent to the date when it has formal knowledge that the factual eventuality originating it has taken place. For such purpose INFOSEARCH expressly assumes the duty to formally inform T.I., as soon as possible, as to its intent to transfer all or part of its equity interests in the company OLE.

      2. The right shall be exercised with respect to the entirety of such equity interests as are intended to be transferred.

      3. The price for the equity interests, in the event that this right is exercised, shall be the same price as that which the third party is prepared to pay.

            This preemptive right is entirely reciprocal and also applies to INFOSEARCH in the event that T.I. intends to transfer its equity interest in the company OLE.

8.    Exemption from the Preemptive Right

      Such right of preemption as the charter/bylaws of the Company may recognize, as the case may be, shall not apply when the transfer of the entirety or part of the OLE equity interests is carried out by T.I. to any company in the Telefonica Group. The purchasing company from the Telefonica Group fully assumes all of the rights and obligations of the present contract.

[various sets of script initials]

                                       s/

      Such preemptive right as the charter/bylaws of the Company may recognize, as the case may be, shall not apply when the transfer of the entirety or part of the OLE equity interests is carried out by INFOSEARCH to any company controlled by the controlling shareholders of INFOSEARCH. The purchasing company related to INFOSEARCH fully assumes all of the rights and obligations of the present contract.

9.    Covenant not to Compete

      INFOSEARCH and its directly or indirectly controlling shareholders undertake and bind themselves not to directly or indirectly carry out activities relating to the providing of the services which comprise the company purpose of OLE and which constitute competition against it unless the said company refrains from carrying out such activities itself.

      With respect to its applicability, the mentioned covenant not to compete is limited to the geographical scope where the company OLE may be carrying out its activities at any given time.

      A breach by INFOSEARCH or by its controlling shareholders of the present covenant not to compete shall give rise to the entitlement, in favor of T.I., to an option right to purchase such equity interests in the company OLE as INFOSEARCH may own, which, in such case, it shall be required to sell to T.I. if such purchase option is exercised by the latter. With respect to the manner of exercise, the mentioned purchase option right shall have terms identical to those set forth in Clause 5, above.

      T.I. undertakes and binds itself not to directly or indirectly carry out activities relating to providing services which comprise the company purpose of OLE and which constitute competition against it unless the said company refrains from carrying out such activities itself.

      With respect to its applicability, the mentioned covenant not to compete is limited to the geographical scope where the company OLE may be carrying out its activities at any given time.

      A breach by T.I. of the present covenant not to compete shall give rise to the entitlement, in favor of INFOSEARCH, to an option right to purchase such equity interests in the company OLE as T.I. may own, which, in such case, it shall be required to sell to INFOSEARCH if such purchase option is exercised by the latter. With respect to the manner of exercise, the mentioned purchase option right shall have terms identical to those set forth in Clause 5, above.

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/

Four. A breach of covenants contained in the present Agreement, as well as a contravening of the acts or decisions adopted in their performance, shall constitute a serious breach of the said Agreement and shall give rise to the pertinent compensation for damages.

Five. Any dispute which may arise between the parties with respect to the present Contract and, in particular, as to its interpretation, validity, execution, performance or termination, shall be submitted to legal arbitration governed by the Law on Arbitration of December 5, 1998, and the parties undertake to adhere to and abide by such award as may be issued in accordance with the following rules: The arbitration shall be held before the CIMA in accordance with the arbitration procedure established in the rules thereof, to which the parties expressly subject themselves, and the dispute shall be decided by one arbitrator designated in accordance with the charter of the said institution.

Six. The content and the progress of the activities deriving from this Agreement shall be deemed to be within the strictest rules of confidentiality by both parties. In the event that it may be so agreed to between the parties, all publicity as to the content of this Agreement or as to its subsequent progress shall be carried out jointly by both INFOSEARCH and T.I.

Seven. The present Agreement shall enter into force commencing with its signing and it shall remain in force until the dissolution or liquidation of OLE, or until the complete departure of INFOSEARCH from its equity.

Any modification, amendment or supplement thereto must be effected in writing and must be signed by both of the parties.

      In witness of agreement on the content of the present Agreement, and desiring to bind themselves pursuant hereto, the participating parties, as respectively represented, sign the present document in duplicate with the same force and effect at the place and on the date mentioned above. s/

                                        s/For TELEFONICA INTERACTIVA
                                        For INFOSEARCH

[various sets of script initials]

                           [partially legible rubber-stamped seal, extrapolated, with coat of arms of Spain:]
                           Jesus Roa Martinez, Association of Commercial
                           Brokers of Madrid
                              s/